UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2005

LHC Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	8082 (Commission File Number)	71-0918189 (I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A, Lafayette, LA (Address of Principal Executive Offices)	70503 (Zip Code)

(337) 233-1307
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On June 8, 2005, LHC Group, Inc., a Delaware corporation (“the Company”) executed an Underwriting Agreement, by and among the Company, Jefferies & Company, Inc. and Legg Mason Wood Walker, Incorporated (the “Underwriting Agreement”). A copy of the form of Underwriting Agreement was filed as Exhibit 1.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-120792) on May 9, 2005. Pursuant to the Underwriting Agreement, among other things, the Company and certain selling stockholders agreed to sell to the underwriters an aggregate of 3,500,000 and 1,300,000 shares, respectively, of the Company’s common stock at a purchase price of $14.00 per share in the initial public offering. Pursuant to the Underwriting Agreement, the underwriters were also granted the option to purchase up to 720,000 additional shares of common stock from the selling stockholders to cover over-allotments, if any. The over-allotment option was exercised by the underwriters on June 13, 2005.

Item 3.02 Unregistered Shares of Equity Securities

     Conversion of Key Employee Equity Participation Units. Upon the effectiveness of the Company’s Registration Statement on Form S-1 (File No. 333-120792) (as amended, the “Registration Statement”) filed in connection with its initial public offering (the “Public Offering”), all key employee equity participation units (“KEEP Units”) held under the Company’s 2003 Key Employee Equity Participation Plan (“KEEP Plan”) were converted into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). The conversion resulted in the issuance of an aggregate of 481,680 shares of Common Stock to the holders of KEEP Units.

     Exercise of Joint Venture Conversion Options. On June 14, 2005, and also in connection with the Public Offering, the Company’s joint venture partners in two of its equity joint ventures, Acadian Home Health Services, LLC and Hebert and Thibodeaux Physical Therapy, Inc., converted their interests in the equity joint ventures into shares of Common Stock. The joint venture partners were granted their rights to convert their joint venture interests into shares of Common Stock pursuant to the terms of certain exchange agreements (the “Exchange Agreements”), filed as Exhibits 10.1 and 10.2 to the Registration Statement. Pursuant to the terms of the Exchange Agreements, upon completion of the Public Offering, the Company’s joint venture partners received, in one instance, 450,000 shares of Common Stock, valued at approximately $6.3 million at the Public Offering price of $14.00 per share, and cash consideration in an amount equal to the aggregate value of 153,772 shares of Common Stock, or approximately $2.2 million at the Public Offering price of $14.00 per share, and in the other instance, 68,036 shares of Common Stock, valued at $953,000 at the Public Offering price of $14.00 per share, for an aggregate issuance of 518,036 shares. In connection with these issuances no underwriting discounts or commissions were paid. Both of these issuances were disclosed in the Registration Statement.

     The Company issued the Common Stock upon the KEEP Unit conversion and exercise of the joint venture conversion options in reliance upon the exemption from registration for offers and sales of securities that do not involve a public offering by virtue of Section 4(2) and Rule 701 of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

     On June 9, 2005, the Company announced the pricing of its initial public offering and on June 14, 2005, the Company announced the closing thereof. Attached as Exhibits 99.1 and 99.2 hereto and incorporated by reference in their entirety are the press releases issued by the Company on June 9, 2005 and June 14, 2005, respectively.

Item 9.01

(c)    Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated June 9, 2005

99.2	Press Release, dated June 14, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
By:	/s/ R. Barr Brown
R. Barr Brown
Senior Vice President, Chief Financial Officer and Treasurer

Dated: June 14, 2005